April 2011

Preliminary Terms No. 37
Registration Statement No. 333-155535
Dated March 24, 2011
Filed pursuant to Rule 433

STRUCTURED INVESTMENTS
Opportunities in International Equities

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Buffered Performance Leveraged Upside SecuritiesSM

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased in value by more than a specified buffer amount, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated and (i) if the closing price of the asset has not declined in value by more than the specified buffer amount, an investor will receive the stated principal amount or (ii) if the closing price of the asset has declined in value by more than the buffer amount, the investor will lose 1% for every 1% decline beyond the specified buffer amount, subject to a minimum payment at maturity. The investor may lose up to 90% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are senior unsecured obligations of JPMorgan Chase & Co., and all payments on the Buffered PLUS are subject to the credit risk of JPMorgan Chase & Co.

SUMMARY TERMS
Issuer:	JPMorgan Chase & Co.
Maturity date:	October 25, 2012, subject to adjustment for certain market disruption events and as described under “Description of Buffered PLUS — Payment at Maturity” in the accompanying product supplement no. MS-2-A-II
ETF Shares:	Shares of the iShares® MSCI Brazil Index Fund. See “Annex A — The iShares® MSCI Brazil Index Fund” in these preliminary terms.
Underlying Index:	MSCI Brazil Index. See “Annex A — The MSCI Brazil Index” in these preliminary terms.
Aggregate principal amount:	$
Payment at maturity:	▪ If the final share price is greater than the initial share price, for each $10 principal amount Buffered PLUS,
$10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
▪ If the final share price is equal to the initial share price or less than the initial share price by an amount less than or equal to the buffer amount of 10%, for each $10 stated principal amount Buffered PLUS,
$10
▪ If the final share price is less than the initial share price by an amount greater than the buffer amount of 10%, for each $10 stated principal amount Buffered PLUS,
($10 x share performance factor) + $1.00
This amount will be less than the stated principal amount of $10 per Buffered PLUS. However, under no circumstances will the Buffered PLUS pay less than $1.00 per Buffered PLUS at maturity.
Leveraged upside payment:	$10 x leverage factor x share percent increase
Leverage factor:	200%
Share percent increase:	(final share price – initial share price) / initial share price
Initial share price:	The closing price of one ETF Share on the pricing date, divided by the adjustment factor
Final share price:	The closing price of one ETF Share on the valuation date
Adjustment factor:	Set equal to 1.0 on the pricing date, subject to adjustment under certain circumstances. See “General Terms of Notes — Anti-Dilution Adjustments” in the accompanying product supplement no. MS-2-A-II.
Valuation date:	October 22, 2012, subject to adjustment for non-trading days or certain market disruption events and as described under “Description of Buffered PLUS — Payment at Maturity” in the accompanying product supplement no. MS-2-A-II
Buffer amount:	10%
Minimum payment at maturity:	$1.00 per Buffered PLUS (10% of the stated principal amount)
Share performance factor:	final share price / initial share price
Maximum payment at maturity:	$11.80 to $12.20 (118.00% to 122.00% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be determined on the pricing date and will not be less than $11.80 or greater than $12.20.
Stated principal amount:	$10 per Buffered PLUS
Issue price:	$10 per Buffered PLUS (see “Commissions and issue price” below)
Pricing date:	April , 2011 (expected to price on or about April 25, 2011)
Original issue date:	April , 2011 (3 business days after the pricing date)
CUSIP / ISIN:	46634X278 / US46634X2788
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to Public(1)(2)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Buffered

PLUS
	$10.00	$0.20	$9.80
Total
	$	$	$
(1)	The price to the public includes the estimated cost of hedging our obligations under the Buffered PLUS through one or more of our affiliates, which includes our affiliates’ expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. For additional related information, please see “Use of Proceeds” beginning on PS-17 of the accompanying product supplement no. MS-2-A-II.
(2)	The actual price to public and commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of Buffered PLUS purchased by that investor. The lowest price payable by an investor is $9.925 per Buffered PLUS. Please see “Syndicate Information” on page 5 for further details.
(3)	JPMS, acting as agent for JPMorgan Chase & Co., will receive a commission and will use all of that commission to allow selling concessions to Morgan Stanley Smith Barney LLC (“MSSB”) that will depend on market conditions on the pricing date. In no event will the commission received by JPMS and the selling concessions to be allowed to MSSB exceed $0.20 per $10 stated principal amount Buffered PLUS. See “Underwriting (Conflicts of Interest)” beginning on page PS-45 of the accompanying product supplement no. MS-2-A-II.

Investing in the Buffered PLUS involves a number of risks. See “Risk Factors” on page PS-7 of the accompanying product supplement no. MS-2-A-II and “Risk Factors” beginning on page 8 of these preliminary terms.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Buffered PLUS or passed upon the accuracy or the adequacy of this document or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE RELATED PRODUCT SUPPLEMENT NO. MS-2-A-II, PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW, BEFORE YOU DECIDE TO INVEST.

     Product supplement no. MS-2-A-II dated November 25, 2009:
http://www.sec.gov/Archives/edgar/data/19617/000089109209004447/e37083_424b2.pdf

Prospectus supplement dated November 21, 2008:
http://www.sec.gov/Archives/edgar/data/19617/000089109208005661/e33600_424b2.pdf

Prospectus dated November 21, 2008:
http://www.sec.gov/Archives/edgar/data/19617/000089109208005658/e33655_424b2.pdf

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free (800) 869-3326.

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

Investment Overview

Buffered Performance Leveraged Upside Securities

The Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012 (the “Buffered PLUS”) can be used:

  As an alternative to direct exposure to the ETF Shares that enhances returns for a certain range of positive performance of the ETF Shares.

  To enhance returns and potentially outperform the ETF Shares in a moderately bullish scenario.

  To potentially achieve similar levels of upside exposure to the ETF Shares as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

  To obtain a buffer against a limited level of negative performance in the ETF Shares.

Maturity:	18 months
Leverage factor:	200%
Buffer amount:	10%
Maximum payment at maturity:	$11.80 to $12.20 (118.00% to 122.00% of the stated principal amount) per Buffered PLUS (to be determined on the pricing date)
Minimum payment at maturity:	$1.00 per Buffered PLUS (10% of the stated principal amount)
Coupon:	None

iShares® MSCI Brazil Index Fund Overview

The iShares® MSCI Brazil Index Fund is an exchange-traded fund managed by iShares®, Inc., a registered investment company, which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Brazil IndexSM. The MSCI Brazil Index is a stock index owned, calculated, and published by MSCI Inc. (“MSCI”). It is a free float adjusted, market capitalization index of securities listed on the BM&FBOVESPA (The Brazilian exchange). See “Annex A — The iShares® MSCI Brazil Index Fund” in these preliminary terms.

Information as of market close on March 23, 2011:

Bloomberg Ticker Symbol:	EWZ
Current ETF Share Price:	$75.28
52 Weeks Ago:	$72.72
52 Week High (on 11/4/2010):	$81.58
52 Week Low (on 5/20/2010):	$58.61

ETF Shares Historical Performance – Daily Closing Price January 3, 2006 to March 23, 2011

April 2011	Page 2

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

Key Investment Rationale

The Buffered PLUS offer 200% leveraged upside, subject to a maximum payment at maturity of $11.80 to $12.20 (118% to 122% of the stated principal amount) per Buffered PLUS, and provide a buffer against a decline of 10% in the ETF Shares, ensuring a minimum payment of $1.00 per Buffered PLUS at maturity.

Investors can use the Buffered PLUS to double returns (excluding dividends) up to the maximum payment at maturity, while maintaining similar risk as a direct investment in the ETF Shares, with a minimum payment of $1.00 per Buffered PLUS at maturity.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns within a certain range of positive performance relative to a direct investment in the ETF Shares.
Payment Scenario 1	The ETF Shares increase in price and, at maturity, you will receive the stated principal amount of $10 plus 200% of the share percent increase, subject to a maximum payment at maturity of $11.80 to $12.20 (118% to 122% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be determined on the pricing date.
Payment Scenario 2	The ETF Shares are flat or decline in price by no more than 10% and, at maturity, you will receive the stated principal amount of $10 per Buffered PLUS.
Payment Scenario 3	The ETF Shares decline in price by more than 10% and, at maturity, you will receive less than the stated principal amount by an amount proportionate to the decline, plus the buffer amount of 10%. For example, if the ETF Shares decrease in price by 30%, at maturity you will receive $8.00, or 80% of the stated principal amount. The minimum payment at maturity is $1.00 per Buffered PLUS.

Summary of Selected Key Risks (see page 8)

  90% of the principal amount is at risk.

  No interest payments.

  Appreciation potential is limited to the maximum payment at maturity.

  The Buffered PLUS are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS.

  Economic interests of the calculation agent and other affiliates of the issuer may be different from those of the investors.

  The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited.

  The inclusion of commissions and estimated cost of hedging in the original issue price is likely to adversely affect secondary market prices and you could receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

  The market price of the Buffered PLUS will be influenced by many unpredictable factors, including the value and volatility of the ETF Shares and dividend rate of the stocks underlying the ETF Shares and the exchange rate and volatility of the exchange rate between the U.S. dollar and the currencies in which the stocks underlying the ETF Shares trade.

  Investing in the Buffered PLUS is not equivalent to investing in the ETF Shares or the stocks underlying the ETF Shares.

  The Buffered PLUS are subject to currency exchange risk.

  The Buffered PLUS are subject to non-U.S. securities emerging markets risk.

  There are differences between the ETF Shares and the Underlying Index.

  The anti-dilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the shares of the iShares® MSCI Brazil Index Fund.

  Adjustments to the ETF Shares by the ETF Shares publisher could adversely affect the value of the Buffered PLUS.

  The tax consequences of an investment in the Buffered PLUS are unclear.

April 2011	Page 3

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

Fact Sheet

The Buffered PLUS offered are senior unsecured obligations of JPMorgan Chase & Co., will pay no interest, do not guarantee any return of your principal at maturity (other than the minimum payment at maturity described below) and have the terms described in product supplement no. MS-2-A-II, the prospectus supplement and the prospectus, as supplemented or modified by these preliminary terms. At maturity, an investor will receive for each stated principal amount of Buffered PLUS that the investor holds, an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the closing price of one ETF Share on the valuation date. Subject to JPMorgan Chase & Co.’s ability to pay any amounts due on the Buffered PLUS, under no circumstances will the payment at maturity on the Buffered PLUS be less than $1.00 per Buffered PLUS. The Buffered PLUS are senior notes issued as part of JPMorgan Chase & Co.’s Series E Medium-Term Notes program. All payments on the Buffered PLUS are subject to the credit risk of JPMorgan Chase & Co.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
April , 2011 (expected to price on or about April 25, 2011)	April , 2011 (3 business days after the pricing date)	October 25, 2012, subject to postponement due to a market disruption event and as described under “Description of Buffered PLUS — Payment at Maturity” in the accompanying product supplement no. MS-2-A-II.

Key Terms
Issuer:	JPMorgan Chase & Co.
ETF Shares:	Shares of the iShares® Brazil Index Fund. See “Annex A — The iShares® MSCI Brazil Index Fund” in these preliminary terms.
Underlying Index:	MSCI Brazil Index. See “Annex A — The MSCI Brazil Index” in these preliminary terms.
Aggregate principal amount:	$
Issue price:	$10 per Buffered PLUS (see “Syndicate Information” on page 5)
Stated principal amount:	$10 per Buffered PLUS
Denominations:	$10 per Buffered PLUS and integral multiples thereof
Interest:	None
Payment at maturity:	▪ If the final share price is greater than the initial share price, for each $10 principal amount Buffered PLUS, $10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
▪	If the final share price is equal to the initial share price or less than the initial share price by an amount less than or equal to the buffer amount of 10%, for each $10 stated principal amount Buffered PLUS,
$10
▪ If the final share price is less than the initial share price by an amount greater than the buffer amount of 10%, for each $10 stated principal amount Buffered PLUS, ($10 x share performance factor) + $1.00
This amount will be less than the stated principal amount of $10 per Buffered PLUS. However, under no circumstances will the Buffered PLUS pay less than $1.00 per Buffered PLUS at maturity.
Leveraged upside payment:	$10 x leverage factor x share percent increase
Leverage factor:	200%
Buffer amount:	10%
Minimum payment at maturity:	$1.00 per Buffered PLUS (10% of the stated principal amount)
Share performance factor:	final share price / initial share price
Initial share price:	The closing price of one ETF Share on the pricing date, divided by the adjustment factor
Final share price:	The closing price of one ETF Share on the valuation date
Adjustment factor:	Set equal to 1.0 on the pricing date, subject to adjustment under certain circumstances. See “General Terms of Notes — Anti-Dilution Adjustments” in the accompanying product supplement no. MS-2-A-II.
Valuation date:	October 22, 2012, subject to adjustment for non-trading days or certain market disruption events and as described under “Description of Buffered PLUS — Payment at Maturity” in the accompanying product supplement no. MS-2-A-II
Share percent increase:	(final share price – initial share price) / initial share price
Maximum payment at maturity:	$11.80 to $12.20 (118.00% to 122.00% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be determined on the pricing date and will not be less than $11.80 or greater than $12.20.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date as postponed falls less than three business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed until the third business day following the valuation date as postponed.
Risk factors:	Please see “Risk Factors” beginning on page 8.

April 2011	Page 4

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

General Information
Listing:	The Buffered PLUS will not be listed on any securities exchange.
CUSIP / ISIN:	46634X278 / US46634X2788
Minimum ticketing size:	100 Buffered PLUS
Tax considerations:	You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-2-A-II. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special tax counsel, Davis Polk & Wardwell LLP, your Buffered PLUS should be treated as “open transactions” for U.S. federal income tax purposes that, subject to the discussion of the “constructive ownership” rules in the following sentence, generate long-term capital gain or loss if held for more than one year. The Buffered PLUS may be treated as subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case any gain recognized in respect of the Buffered PLUS that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and an interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the Buffered PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Buffered PLUS. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules. In addition, in 2007 Treasury and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Buffered PLUS. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice. Non-U.S. Holders should also note that they may be withheld upon at a rate of up to 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements. The discussion in the preceding paragraph, when read in combination with the discussion in “Risk Factors — The tax consequences of an investment in the Buffered PLUS are unclear” in this document and the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of owning and disposing of Buffered PLUS.
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
Use of proceeds and hedging:	The net proceeds we receive from the sale of the Buffered PLUS will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the Buffered PLUS.
For further information on our use of proceeds and hedging, see “Use of Proceeds” in the accompanying product supplement no. MS-2-A-II.
Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. MS-2-A-II.
Contact:	Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or Morgan Stanley Smith Barney’s principal executive offices at 2000 Westchester Avenue, Purchase, New York 10577 (telephone number (800) 869-3326).

Syndicate Information
Issue price of the Buffered PLUS	Commissions	Principal amount of Buffered PLUS for any single investor
$10.0000	$0.2000	<$1MM
$9.9625	$0.1625	≥$1MM and <$3MM
$9.9438	$0.1438	≥$3MM and <$5MM
$9.9250	$0.1250	≥$5MM

MSSB may reclaim selling concessions allowed to individual brokers within MSSB in connection with the offering if, within 30 days of the offering, MSSB repurchases the Buffered PLUS distributed by such brokers.

This offering summary represents a summary of the terms and conditions of the Buffered PLUS. We encourage you to read the accompanying product supplement no. MS-2-A-II, the prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

April 2011	Page 5

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

How Buffered PLUS Work
Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$10 per Buffered PLUS
Leverage factor:	200%
Buffer amount:	10%
Hypothetical maximum payment at maturity:	$12.00 (120.00% of the stated principal amount) per Buffered PLUS (which represents the midpoint of the range of $11.80 and $12.20)*
Minimum payment at maturity:	$1.00 per Buffered PLUS
* If the actual maximum payment at maturity as determined on the pricing date is less than $12.00, your return, if any, may be lower than the returns shown below.

Buffered PLUS Payoff Diagram

How it works

  If the final share price is greater than the initial share price, for each $10 principal amount Buffered PLUS, investors will receive the $10 stated principal amount plus 200% of the appreciation of the closing price of one ETF Share over the term of the Buffered PLUS, subject to the maximum payment at maturity. In the payoff diagram, an investor will realize the hypothetical maximum payment at maturity at a final share price of 110% of the initial share price.

    If the final share price is greater than the initial share price by 5%, the investor would receive a 10% return, or $11.00 per Buffered PLUS.

    If the final share price is greater than the initial share price by 40%, the investor would receive only the hypothetical maximum payment at maturity of $12.00, or 120% of the stated principal amount, per Buffered PLUS.

  If the final share price is equal to the initial share price or less than the initial share price by an amount less than or equal to the buffer amount of 10%, the investor will receive the stated principal amount of $10.

  If the final share price is less than the initial share price by an amount greater than the buffer amount of 10%, the investor would receive an amount that is less than the $10 stated principal amount by an amount proportionate to the decline, plus the buffer amount of 10%. The minimum payment at maturity is $1.00 per Buffered PLUS.

    If the final share price is less than the initial share price by 30%, the investor would lose 20% of its principal and receive $8.00 at maturity, or 80% of the stated principal amount.

April 2011	Page 6

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of Buffered PLUS that they hold an amount in cash based upon the final share price, determined as follows:

If the final share price is greater than the initial share price:

$10 + leveraged upside payment:

subject to the maximum payment at maturity for each Buffered PLUS,

If the final share price is equal to the initial share price or is less than the initial share price by an amount less than or equal to the buffer amount of 10%:

the stated principal amount of $10

If the final share price is less than the initial share price by an amount greater than the buffer amount of 10%:

($10 × share performance factor) + $1.00

Because the share performance factor will be less than 0.90, this payment at maturity will be less than $10.

Under no circumstances will the payment at maturity be less than $1.00 per Buffered PLUS.

April 2011	Page 7

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” beginning on page PS-7 of the accompanying product supplement no. MS-2-A-II. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Buffered PLUS.

  Buffered PLUS do not pay interest, and you could lose up to 90% of your principal. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of the stated principal amount of the Buffered PLUS, subject to the credit risk of JPMorgan Chase & Co. If the final share price is less than 90% of the initial share price, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the $10 stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the closing price of one ETF Share on the valuation date from the initial share price, plus $1.00 per Buffered PLUS. Accordingly, you could lose up to 90% of your principal.

  Appreciation potential is limited to the maximum payment at maturity. The appreciation potential of Buffered PLUS is limited by the maximum payment at maturity of $11.80 to $12.20 (118.00% to 122.00% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be determined on the pricing date. Although the leverage factor provides 200% exposure to any amount by which the final share price is greater than the initial share price, because the maximum payment at maturity will be limited to 118.00% to 122.00% of the stated principal amount for the Buffered PLUS, any amount by which the final share price is greater than the initial share price by more than 9.00% (in the case where the maximum payment at maturity is 118.00% of the stated principal amount) to 11.00% (in the case where the maximum payment at maturity is 122.00% of the stated principal amount) will not further increase the return on the Buffered PLUS.

  The Buffered PLUS are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the Buffered PLUS at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the Buffered PLUS.

  Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Buffered PLUS, including acting as calculation agent and hedging our obligations under the Buffered PLUS. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Buffered PLUS. The calculation agent will determine the initial share price and the final share price, and will calculate the amount of payment you will receive at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to the ETF Shares or calculation of the final share price in the event of a discontinuance of the ETF Shares, and any anti- dilution adjustments, may affect the payout to you at maturity.

  The inclusion in the original issue price of commissions and estimated cost of hedging is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS is willing to purchase Buffered PLUS in secondary market transactions will likely be lower than the original issue price, because the original issue price will include, and secondary market prices are likely to exclude, commissions paid with respect to the Buffered PLUS, as well as the estimated cost of hedging the issuer’s obligations under the Buffered PLUS. In addition, any such prices may differ from values determined by pricing models used by JPMS, as a result of dealer discounts, mark-ups or other transaction costs. The Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Buffered PLUS to maturity.

April 2011	Page 8

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

  The market price of the Buffered PLUS is influenced by many unpredictable factors. Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which JPMS may be willing to purchase or sell the Buffered PLUS in the secondary market, including: the closing price and expected volatility of the ETF Shares, interest and yield rates, time remaining to maturity, the dividend rate of common stocks underlying the ETF Shares, interest rates generally, geopolitical conditions and economic, financial, political and judicial events that affect the ETF Shares or equity markets generally and which may affect the final share price of the ETF Shares, the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which securities underlying the ETF Shares are traded and the correlation between that rate and the prices of ETF Shares, the occurrence of certain events to the ETF Shares that may or may not require an adjustment to the adjustment factor and any actual or anticipated changes in our credit ratings or credit spreads. The price of the ETF Shares may be and has recently been volatile, and we can give you no assurance that the volatility will lessen. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

  Investing in the Buffered PLUS is not equivalent to investing in the ETF Shares. Investing in the Buffered PLUS is not equivalent to investing in the ETF Shares, the Underlying Index or the stocks underlying the ETF Shares or in the Underlying Index. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETF Shares, the Underlying Index or the stocks underlying the ETF Shares or the Underlying Index.

  Adjustments to the stocks underlying the ETF Shares or to the MSCI Brazil Index could adversely affect the value of the Buffered PLUS. BlackRock Fund Advisors (“BFA”) is currently the investment adviser to the ETF Shares, which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Brazil Index. MSCI is responsible for designing and maintaining the MSCI Brazil Index. MSCI can add, delete or substitute the stocks underlying the MSCI Brazil Index or make other methodological changes that could change the value of the MSCI Brazil Index. Pursuant to an investment strategy or otherwise, the investment adviser to the ETF Shares may add, delete or substitute the stocks underlying the ETF Shares. Any of these actions could adversely affect the price of the ETF Shares and, consequently, the value of the Buffered PLUS.

  There are risks associated with the ETF Shares. Although the ETF Shares are listed for trading on the NYSE Arca, Inc. and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market. The ETF Shares are subject to management risk, which is the risk that the investment strategy of the investment adviser to the ETF Shares, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the ETF Shares, and consequently, the value of the Buffered PLUS.

  We have no affiliation with the ETF Shares. To our knowledge, we are not currently affiliated with any issuers of the stocks underlying the ETF Shares. We assume no responsibility for the adequacy of the information about the ETF Shares and the Underlying Index contained in these preliminary terms or in product supplement no. MS-2-A-II. You should make your own investigation into the ETF Shares and the Underlying Index. We are not responsible for the ETF Shares’ public disclosure of information, whether contained in SEC filings or otherwise.

  There are differences between the ETF Shares and the Underlying Index. The ETF Shares do not fully replicate the Underlying Index, may hold securities not included in the Underlying Index and their performance will reflect additional transaction costs and fees that are not included in the calculation of the Underlying Index, all of which may lead to a lack of correlation between the ETF Shares and the Underlying Index. In addition, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the variance between the performances of the ETF Shares and the Underlying Index. Finally, because the ETF Shares are traded on NYSE Arca, Inc. and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share. For all of the foregoing reasons, the performance of the ETF Shares may not correlate with the performance of the Underlying Index.

April 2011	Page 9

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

  The Buffered PLUS are subject to currency exchange risk. Because the prices of the equity securities underlying the ETF Shares are converted into U.S. dollars for the purposes of calculating the net asset value of the ETF Shares, holders of the Buffered PLUS will be exposed to currency exchange rate risk with respect to the currencies in which securities underlying the ETF Shares are traded, which is primarily the Brazilian real. Your net exposure will depend on the extent to which the currencies in which securities underlying the ETF Shares are traded strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against the currencies in which securities underlying the ETF Shares are traded, the net asset value of the ETF Shares will be adversely affected and the amount we pay you at maturity, if any, may be reduced. Of particular importance to potential currency exchange risk are:

    existing and expected rates of inflation;

    existing and expected interest rate levels;

    the balance of payments; and

    the extent of government surpluses or deficits in Brazil and the United States of America

  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of Brazil and the United States and other countries important to international trade and finance.

  The Buffered PLUS entail non-U.S. securities emerging markets risk. The equity securities that compose the ETF Shares have been issued by non-U.S. companies located primarily in Brazil, which is an emerging markets country. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries (including Brazil), including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

  Owning the Buffered PLUS is not the same as owning the ETF Shares. Owning the Buffered PLUS is not the same as owning the ETF Shares. Accordingly, changes in the closing price of one ETF Share may not result in a comparable change of the market value of the Buffered PLUS. If the closing price of one ETF Share on any trading day increases above the initial share price, the value of the Buffered PLUS may not increase comparably, if at all. It is possible for the closing price of the ETF Shares to increase moderately while the value of the Buffered PLUS declines.

  The anti-dilution protection for the ETF Shares is limited. The calculation agent will make adjustments to the adjustment factor for certain events affecting the ETF Shares. However, the calculation agent will not make an adjustment in response to all events that could affect the ETF Shares. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Buffered PLUS may be materially and adversely affected.

April 2011	Page 10

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

  Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the Buffered PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered PLUS on or prior to the pricing date and prior to maturity could adversely affect the value of the ETF Shares and, as a result, could decrease the amount an investor may receive on the Buffered PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price and, therefore, could potentially increase the level that the final share price must reach before you receive a payment at maturity that exceeds the issue price of the Buffered PLUS. Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the final share price and, accordingly, the amount of cash an investor will receive at maturity.

  Secondary trading may be limited. The Buffered PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. JPMS may act as a market maker for the Buffered PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Buffered PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Buffered PLUS.

  The tax consequences of an investment in the Buffered PLUS are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Buffered PLUS, and we do not intend to request a ruling from the IRS regarding the Buffered PLUS. The IRS might not accept, and a court might not uphold, the characterization and tax treatment of the Buffered PLUS described in “Fact Sheet — General Information — Tax considerations” in this document and in “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-2-A-II. If the IRS were successful in asserting an alternative characterization or treatment for the Buffered PLUS, the timing and character of income on the Buffered PLUS could differ materially and adversely from our description herein. Even if the characterization of the Buffered PLUS is respected, the IRS may assert that the Buffered PLUS constitute “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the Buffered PLUS that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and an interest charge would apply as if that income had accrued for tax purposes at a constant yield over the Buffered PLUS’s term. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Buffered PLUS. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Buffered PLUS. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-2-A-II and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice. Non-U.S. Holders should also note that they may be withheld upon at a rate of up to 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

April 2011	Page 11

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

Information about the ETF Shares and the Underlying Index

The iShares® MSCI Brazil Index Fund. The iShares® MSCI Brazil Index Fund is an exchange-traded fund managed by iShares®, Inc. (“iShares”), a registered investment company. iShares consists of numerous separate investment portfolios, including the iShares® MSCI Brazil Index Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® MSCI Brazil Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Brazil Index. Information provided to or filed with the SEC by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information. See “Annex A — The iShares® MSCI Brazil Index Fund” in these preliminary terms.

These preliminary terms relate only to the Buffered PLUS offered hereby and do not relate to the ETF Shares. We have derived all disclosures contained in these preliminary terms regarding iShares from the publicly available documents described in the preceding paragraph. In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the ETF Shares (and therefore the price of the ETF Shares at the time we price the Buffered PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the Buffered PLUS and therefore the trading prices of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ETF Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the ETF Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws. As a prospective purchaser of the Buffered PLUS, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in securities linked to the ETF Shares.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The Buffered PLUS are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the Buffered PLUS or any member of the public regarding the advisability of investing in the Buffered PLUS. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the Buffered PLUS.

The MSCI Brazil Index. The MSCI Brazil Index is calculated and disseminated by MSCI. The MSCI Brazil Index is an equity benchmark for Brazilian stock performance and is designed to measure equity market performance in Brazil. See “Annex A — The MSCI Brazil Index” in these preliminary terms.

April 2011	Page 12

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the ETF Shares for each quarter in the period from January 3, 2006 through March 23, 2011. The closing price of one ETF Share on March 23, 2011 was $75.28. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical closing prices of one ETF Share should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one ETF Share on the valuation date.

iShares® MSCI Brazil Index Fund	High ($)	Low ($)	Period End ($)
2006

First Quarter
	43.07	34.68	39.90
Second Quarter
	46.93	31.98	39.14
Third Quarter
	40.63	36.18	38.47
Fourth Quarter
	46.74	38.09	46.68
2007

First Quarter
	49.40	42.67	49.17
Second Quarter
	62.85	49.50	61.35
Third Quarter
	74.52	51.60	74.09
Fourth Quarter
	85.96	72.40	80.70
2008

First Quarter
	88.23	69.13	77.03
Second Quarter
	100.47	79.84	89.59
Third Quarter
	87.78	50.99	56.57
Fourth Quarter
	56.25	26.89	34.90
2009

First Quarter
	40.89	31.75	37.67
Second Quarter
	57.95	39.30	52.97
Third Quarter
	67.67	49.05	67.67
Fourth Quarter
	79.73	66.03	74.61
2010

First Quarter
	77.79	62.77	73.66
Second Quarter
	75.73	58.61	61.96
Third Quarter
	76.93	62.97	76.93
Fourth Quarter
	81.58	73.84	77.40
2010

First Quarter (through March 23, 2011)
	78.64	70.22	75.28

April 2011	Page 13

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

Supplemental Plan of Distribution

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Buffered PLUS in the secondary market, but is not required to do so.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Buffered PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Use of Proceeds” beginning on page PS-17 of the accompanying product supplement no. MS-2-A-II.

April 2011	Page 14

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

Where You Can Find More Information

You may revoke your offer to purchase the Buffered PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Buffered PLUS prior to their issuance. In the event of any changes to the terms of the Buffered PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the prospectus dated November 21, 2008, as supplemented by the prospectus supplement dated November 21, 2008 relating to our Series E medium-term notes of which these Buffered PLUS are a part, and the more detailed information contained in product supplement no. MS-2-A-II dated November 25, 2009.

This document, together with the documents listed below, contains the terms of the Buffered PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. MS-2-A-II, as the Buffered PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Buffered PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

  Product supplement no. MS-2-A-II dated November 25, 2009:
  http://www.sec.gov/Archives/edgar/data/19617/000089109209004447/e37083_424b2.pdf

  Prospectus supplement dated November 21, 2008:
  http://www.sec.gov/Archives/edgar/data/19617/000089109208005661/e33600_424b2.pdf

  Prospectus dated November 21, 2008:
  http://www.sec.gov/Archives/edgar/data/19617/000089109208005658/e33655_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, the “Company,” “we,” “us,” and “our” refer to JPMorgan Chase & Co.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

April 2011	Page 15

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

Annex A

The iShares® MSCI Brazil Index Fund

We have derived all information contained in these preliminary terms regarding the iShares® MSCI Brazil Index Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The iShares® MSCI Brazil Index Fund is an investment portfolio maintained and managed by iShares®, Inc. BFA is currently the investment adviser to the iShares® MSCI Brazil Index Fund. The iShares® MSCI Brazil Index Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “EWZ.” We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Brazil Index Fund. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, Inc., BFA and the iShares® MSCI Brazil Index Fund, please see the Prospectus dated January 1, 2011. In addition, information about iShares® and the iShares® MSCI Brazil Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, these preliminary terms.

Investment Objective and Strategy

The iShares® MSCI Brazil Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Brazilian market, as measured by the MSCI Brazil Index. The iShares® Brazil Index Fund holds equity securities traded primarily in Brazil. The MSCI Brazil Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for Brazilian stock performance, and is designed to measure equity market performance in Brazil.

As of February 28, 2011, the iShares® MSCI Brazil Index Fund’s three largest equity securities were Petrobras Petroleo Brasileiro SA, Preferred; Cia Vale do Rio Doce, Preferred-Class A and Petrobras Petroleo Brasileiro SA. Its three largest sectors were materials, financials and energy.

The iShares® MSCI Brazil Index Fund uses a representative sampling strategy (as described below under “—Representative Sampling”) to try to track the MSCI Brazil Index. The iShares® MSCI Brazil Index Fund generally invests at least 95% of its assets in the securities of the MSCI Brazil Index and in depositary receipts representing securities included in the MSCI Brazil Index. The iShares® MSCI Brazil Index Fund will at all times invest at least 80% of its assets in the securities of the MSCI Brazil Index or in depositary receipts representing securities included in the MSCI Brazil Index. The iShares® MSCI Brazil Index Fund may invest the remainder of its assets in other securities, including securities not in the MSCI Brazil Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Brazil Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

BFA uses a “representative sampling” indexing strategy to manage the iShares® MSCI Brazil Index Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the MSCI Brazil Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Brazil Index. The iShares® MSCI Brazil Index Fund may or may not hold all of the securities in the MSCI Brazil Index.

April 2011	Page 16

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

Correlation

The MSCI Brazil Index is a theoretical financial calculation, while the iShares® MSCI Brazil Index Fund is an actual investment portfolio. The performance of the iShares® MSCI Brazil Index Fund and the MSCI Brazil Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances, and differences between the iShares® MSCI Brazil Index Fund’s portfolio and the MSCI Brazil Index resulting from legal restrictions (such as diversification requirements) that apply to the iShares® MSCI Brazil Index Fund but not to the MSCI Brazil Index or the use of representative sampling. “Tracking error” is the difference between the performance (return) of a fund’s portfolio and that of its underlying index. BFA expects that, over time, the iShares® MSCI Brazil Index Fund’s tracking error will not exceed 5%. The iShares® MSCI Brazil Index Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The iShares® MSCI Brazil Index Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI Brazil Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Holdings Information

As of February 28, 2011, 99.32% of the iShares® MSCI Brazil Index Fund’s holdings consisted of equity securities, 0.06% consisted of cash and 0.61% was in other assets, including dividends booked but not yet received. The following tables summarize the iShares® MSCI Brazil Index Fund’s top holdings in individual companies and by sector as of such date.

Top holdings in individual securities as of February 28, 2011

Percentage of
Company	Total Holdings
Petrobras Petroleo Brasileiro SA, Preferred	11.58%
Cia Vale do Rio Doce, Preferred-Class A	9.68%
Petrobras Petroleo Brasileiro SA	9.44%
Itau Unibanco Banco Multiplo SA	8.37%
Cia Vale do Rio Doce, ADR	7.22%
Banco Bradesco SA, Preferred	4.75%
Cia de Bebidas das Americas, Preferred	3.26%
Itausa-Investimentos Itau, Preferred	2.86%
OGX Petroleo e Gas Participa	2.37%
BM&F Bovespa SA	2.17%

Top holdings by sector as of February 28, 2011
Percentage of
Sector	Total Holdings
Materials	25.27%
Energy	24.25%
Financials	22.96%
Consumer Staples	8.53%
Utilities	5.37%
Consumer Discretionary	4.42%
Industrials	3.26%
Telecommunication Services	2.73%
Information Technology	1.75%
Health Care	0.79%
Other	0.68%

April 2011	Page 17

Buffered PLUS Based on the iShares® MSCI Brazil Index Fund due October 25, 2012
Performance Leveraged Upside SecuritiesSM

The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, these preliminary terms.

Disclaimer

The notes are not sponsored, endorsed, sold or promoted by BTC. BTC makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The MSCI Brazil Index

We have derived all information contained in these preliminary terms regarding the MSCI Brazil Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI. We make no representation or warranty as to the accuracy or completeness of such information. The MSCI Brazil Index is calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI Brazil Index.

The MSCI Brazil Index is a free float-adjusted, capitalization-weighted index that BM&FBOVESPA (The Brazilian exchange) and is nondiversified. The MSCI Brazil Index is reported by Bloomberg L.P. under the ticker symbol “MXBR.” Component companies must meet objective criteria for inclusion in the MSCI Brazil Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Brazil Index has a base date of December 31, 1987.

Additional Information about the Underlying Index

For more information on the index calculation methodology used to formulate the MSCI Brazil Index (and which is also used to formulate the indices included in the MSCI Global Index Series), see the section entitled “The MSCI Indices” on page PS-24 of the accompanying product supplement no. MS-2-A-II. For purposes of these preliminary terms, all references to the MSCI Indices contained in the above-referenced section are deemed to include the MSCI Brazil Index.

April 2011	Page 18